EXHIBIT A

                            OPTION PURCHASE AGREEMENT
                            -------------------------

         THIS AGREEMENT is made and entered into at Chicago, Illinois, this 24th day of June, 1998, by and between IFX Corporation, a Delaware corporation (the "Buyer"), and BURTON J.
MEYER, of Chicago, Illinois (the "Seller").

                              W I T N E S S E T H:

         WHEREAS, the Purchaser issued an option (the "Option") to Seller to purchase 1,250,000 shares of the par value $.004 per share Common Stock of Jack Carl/312 Futures, Inc. on November 7, 1996, such option being exercisable at $.24/share pursuant to the terms of that certain Common Stock Option Agreement, a copy of which is attached hereto as Exhibit A (the "Option Agreement");

         WHEREAS, subsequent to November 7, 1996, Purchaser changed its name from "Jack Carl/312 Futures, Inc." to "IFX Corporation") and undertook a 5-1 reverse split of its stock;

         WHEREAS, as a result of the reverse stock split, the Option is currently exercisable for 250,000 shares at $1.20 per share; and

         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Option on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the above and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I.
                               Purchase of Option

         1.1 Agreement to Buy and Sell. The Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller, the Option, upon the terms and conditions hereinafter set forth.

         1.2 Purchase Price. The purchase price for the Option shall be $200,000, payable as provided in Section 1.3 below.

         1.3 Payment of Purchase Price and Delivers of Shares.

         (a) Concurrently with the execution of this Agreement, the Purchaser shall deliver to the Seller by check to an account designated by the Seller the sum of $200,000.

         (b) Concurrently with the Purchaser's delivery to the Seller of the purchase price, the Seller shall deliver to the Purchaser the original copy of the Option Agreement.





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                                   ARTICLE II.
                     Seller's Representations and Warranties

         As an inducement to the Purchaser to enter into and perform this Agreement, the Seller hereby represents and warrants that the following are and will be true and correct on the date hereof and on the date the Option are transferred to the Purchaser:

         (a) No Restrictions. The execution, delivery and performance of this Agreement by the Seller does not and will not violate any agreement, instrument, order, judgment, decree or other restriction of similar kind or character to which the Seller is a party or by which the Seller is bound or any law or regulation applicable to the Seller, and will not result in the declaration or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Option.

         (b) Liens, Encumbrances and Commitments. The Seller has good, absolute and marketable title to the Option free and clear of all liens, claims, encumbrances and other security arrangements or restrictions of any kind. Except for this Agreement, there are no commitments, options or contracts under which the Seller is or may be obligated to transfer the Option. The delivery of the Option to the Purchaser as herein contemplated will vest in the Purchase good, absolute and marketable title to the Option, free and clear of all liens, claims, encumbrances and other security arrangements or restrictions of any kind.


                                  ARTICLE III.
                   Purchaser's Representations and Warranties

         As an inducement to the Seller to enter into and perform this Agreement, the Purchaser hereby represents and warrants that the following are and will be true and correct on the date hereof and on the date the Option is transferred:

         (a) Purchaser's Status and Authority. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware. The Purchaser has the full and unrestricted right, power and authority to execute, deliver and perform this Agreement in accordance with the terms hereof and without consent of any other party. This Agreement, assuming the due execution and delivery hereof by the Seller, constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights generally and except for limitations on the availability of specific performance and other equitable remedies within the discretion of the court in which equitable relief is sought.

         (b) No Restrictions. The execution, delivery and performance of this Agreement by the Purchaser does not and will not violate any agreement (including, but not limited to, the trust agreement under which the Purchaser was established), instrument, order, judgment, decree or other restriction of similar kind or character to which the Purchaser is a party or by which the Purchaser is bound or any law or regulation applicable to the Purchaser.





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                                   ARTICLE IV.
                                 Indemnification

         4.1 Indemnification by the Seller. The Seller shall indemnify, defend and hold harmless on an after-tax basis the Purchaser from and against any and all claims, losses, damages or liabilities incurred by the Purchaser as a result of any of the Seller's representations and warranties contained in this Agreement being false in any material respect, and shall also indemnify Seller for any taxes (federal, state or local), including penalties and interest imposed on Seller or any tax benefits lost by Seller as a result of entering into this Option Purchase Agreement.

         4.2 Indemnification by the Purchaser. The Purchaser shall indemnify, defend and hold harmless on an after-tax basis the Seller from and against any and all claims, losses, damages or liabilities incurred by the Seller as a result of any of the Purchaser's representations and warranties contained in this Agreement being false in any material respect.


                                   ARTICLE V.
                                  Miscellaneous

         5.1 Survival. The representations, warranties and agreements of the parties contained in this Agreement shall not be discharged or dissolved upon, but shall survive, the execution of this Agreement and the consummation of the transactions contemplated hereby.

         5.2 Additional Documents. From time to time after execution of this Agreement, each party hereto will, without additional consideration, execute and deliver such further documents and instruments and take such other action as may be reasonably requested by the other party hereto in order to carry out the purposes of this Agreement.

         5.3 Binding Effect.  This Agreement shall be binding upon, and inure to
the  benefit  of,  the  parties  hereto  and  their  respective   beneficiaries,
successors (including successor trustees) and assigns.

         5.4 Entire Agreement. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and shall not be modified except in writing signed by both parties hereto. Furthermore, this Agreement supersedes any prior understandings and written or oral agreements between the parties hereto with respect to the within subject matter.

         5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict of laws provisions thereof.

         5.6 Litigation and Attorneys' Fees. Should any litigation be commenced between the parties concerning this Agreement or the rights and duties of either party hereunder, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to





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a reasonable sum for attorneys'  fees and expenses and litigation  costs in such litigation, which sum shall be determined by the court in such litigation or in a separate action brought for that purpose.

         5.7 Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforcement of the remaining provisions, or portions thereof shall not be affected thereby.

         5.8 Expenses. Each party shall pay its own expenses, including attorneys' fees, incurred in negotiating this Agreement and effectuating the transactions contemplated hereby. There are no commissions or finder's fees due to any party in connection with this Agreement.

         5.9 Headings and Pronouns. The headings, titles and subtitles are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. As used herein, all pronouns shall include the masculine, feminine, neuter, single and plural thereof wherever the context and facts require such construction.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.



THE SELLER:                        THE PURCHASER:

                                   IFX CORPORATION, a Delaware
                                     corporation

/s/ Burton J. Meyer                     /s/ Colleen Ruggio
---------------------              -------------------------------------------
Burton J. Meyer                    By:      Colleen Ruggio
---------------                    -------------------------------------------
                                   Its: Director and Authorized Representative
                                   -------------------------------------------




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